UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2004

Maxwell Shoe Company Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24026	04-2599205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Sprague Street P.O. Box 37 Readville (Boston), MA	02137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 364-5090

None

(Former name or former address, if changed since last report.)

Item 5. Other Events and Required FD Disclosure

In light of the unsolicited tender offer that was commenced by Jones Apparel Group, Inc. and its indirect wholly-owned subsidiary MSC Acquisition Corp. (collectively “Jones”) on March 23, 2004 and Jones’s plan to solicit consents to, among other things, repeal any bylaw amendment or provision that is adopted after January 22, 2004, Maxwell Shoe Company Inc. is hereby filing the current version of each of its certificate of incorporation and bylaws so that all stockholders have such information readily available to them in connection with the tender offer and related consent solicitation. These documents have not been amended or modified since the dates referred to below.

The Amended and Restated Certificate of Incorporation of Maxwell Shoe Company Inc., filed with the Secretary of State of the State of Delaware on April 22, 1999 and the Amended and Restated Bylaws of Maxwell Shoe Company Inc., dated as of March 29, 1999, are filed herewith and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

3.1	Amended and Restated Certificate of Incorporation of Maxwell Shoe Company Inc.

3.2	Amended and Restated Bylaws of Maxwell Shoe Company Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL SHOE COMPANY INC. (Registrant)

Date March 30, 2004	/s/ MARK J. COCOZZA
Mark J. Cocozza Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description	Page
3.1	Amended and Restated Certificate of Incorporation of Maxwell Shoe Company Inc.

3.2	Amended and Restated Bylaws of Maxwell Shoe Company Inc.